EXHIBIT 99.1






GRUPO TMM COMPANY CONTACTS:                 KANSAS CITY SOUTHERN CONTACTS:
Brad Skinner                                MEDIA
Investor Relations                          Warren K. Erdman
011-525-55-629-8725 or 203-247-2420         Vice President of Corporate Affairs
(brad.skinner@tmm.com.mx)                   816-983-1454
 -----------------------                    (warren.k.erdman@kcsr.com)

Marco Provencio                             Gabriel Guerra
Media Relations, Proa/StructurA             Media Relations
011-525-55-629-8708 and 011-525-55-442-4948 011-525-55-273-5359
(mp@proa.structura.com.mx)                  (gguerra@gcya.net)
 ------------------------                   ----------------

AT DRESNER CORPORATE SERVICES:              INVESTORS
Kristine Walczak                            William H. Galligan
(general investors, analysts and media)     Assistant Vice President Investor
312-276-3600                                Relations
(kwalczak@dresnerco.com)                    816/983-1551
 ----------------------                     william.h.galligan@kcsr.com



                       KANSAS CITY SOUTHERN AND GRUPO TMM
                              RECEIVE APPROVAL FROM
                      MEXICAN FOREIGN INVESTMENT COMMISSION

     Mexico City, October 6, 2004 - Kansas City Southern (NYSE: KSU) ("KCS") and Grupo TMM, S.A. (NYSE: TMM and BMV: TMM A) ("TMM") announced today that Mexico's Foreign Investment Commission ("FIC") has notified KCS of its approval of KCS' new application for authority to acquire TMM's interest in TFM, S.A. de C.V. ("TFM"). TFM is a major freight rail carrier in Mexico. The approval of the FIC is necessary for a foreign company to become a majority owner of a Mexican railway company and will remain valid until October 5, 2005.

"We are pleased by this decision and believe it is consistent with previous decisions by the FIC," said Michael R. Haverty, Chairman, President and CEO of Kansas City Southern. "This is an important step forward, as authorization of the FIC is critical for the completion of a transaction."

On September 16, 2004, KCS and TMM announced that they had agreed to extend the previous deadline under the April 20, 2003 acquisition agreement until June 15, 2005 to provide additional time to complete a transaction.

"We too are pleased by the decision, which is another important step in our efforts to complete a transaction with KCS," said Jose F. Serrano, Chairman of TMM.





                                     -more-

Grupo TMM
Add 1

KCS is a transportation holding company that has railroad investments in the United States, Mexico and Panama. Its primary holding in the United States is The Kansas City Southern Railway Company. Headquartered in Kansas City, Missouri, KCS serves customers in the central and south central regions of the United States. KCS's rail holdings and investments are primary components of a NAFTA Railway system that links the commercial and industrial centers of the United States, Canada, and Mexico.

Headquartered in Mexico City, Grupo TMM is Latin America's largest multimodal transportation company. Through its branch offices and network of subsidiary companies, Grupo TMM provides a dynamic combination of ocean and land transportation services. Grupo TMM also has a significant interest in TFM, which operates Mexico's Northeast railway and carries over 40 percent of the country's rail cargo. Grupo TMM's web site address is www.grupotmm.com and TFM's web site is www.tfm.com.mx.

Included in this press release are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of TMM's and KCS's management as well as on assumptions made. Actual results could differ materially from those included in such forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainty. For additional information relating to such risks and uncertainties, readers are urged to review TMM's and KCS's respective filings and submissions with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

In connection with the proposed transaction, KCS will file relevant materials with the Securities and Exchange Commission ("SEC"), including an amended proxy statement soliciting stockholder approval of certain actions in connection with the transaction. Stockholders are urged to read the amended proxy statement, as well as any amendments and supplements to the proxy statement (if and when they become available) and any other relevant documents filed with the SEC, because they will contain important information about the transaction. Stockholders and investors may obtain the amended proxy statement and any other relevant documents free of charge at the SEC's Internet web site at www.sec.gov. Stockholders may also obtain free of charge the amended proxy statement and any other relevant documents by contacting the office of the Corporate Secretary at KCS's principal executive offices at (816) 983-1538. Written requests should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105). Such amended proxy statement is not currently available. KCS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from KCS stockholders with respect to approval of certain actions in connection with the transaction. Information regarding these directors and executive officers and their beneficial ownership interests in KCS can be found in KCS's proxy statement on Schedule 14A, filed with the SEC on April 5, 2004, in connection with the 2004 annual meeting of KCS stockholders. Investors may obtain additional information regarding the interests of such participants by reading the amended proxy statement filed in connection with the transaction when it becomes available.